                                                                   EXHIBIT 10.37



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                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                    Between

                                ONCORMED, INC.,

                     SOUTHBROOK INTERNATIONAL INVESTMENTS,
                                     LTD.,

                           WESTOVER INVESTMENTS L.P.,

                          MONTROSE INVESTMENTS, LTD.,

                   BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.

                                      and

                   BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.





                         Dated as of February 27, 1998





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         CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 27, 1998, between Oncormed, Inc., a Delaware corporation (the "Company") and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("Southbrook"), Westover Investments L.P., a Delaware limited partnership ("Westover"), Montrose Investments, Ltd., a Cayman Islands exempt company ("Montrose"), Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP"), and Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited"). Southbrook, Westover, Montrose, Brown Simpson LP and Brown Simpson Limited are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, shares of the Company's 6% Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred"), and the Company's 6% Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred" and together with the Series A Preferred, the "Preferred Stock").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


                                   ARTICLE I

                     PURCHASE AND SALE OF PREFERRED SHARES

         1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company: (i) an aggregate of 300 shares, or 333 shares if the Incyte Series A Closing (as defined below) occurs, of Series A Preferred (the "Series A Shares"); and (ii) an aggregate of 300 shares, or 333 shares if the Incyte Series A Closing (as defined below) occurs, of Series B Preferred (the "Series B Shares" and together with the Series A Shares, the "Shares").

                 (b) The Series A Preferred shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto (the "Series A Terms"), which shall be incorporated into a Certificate of Designation to be approved by the Purchasers and filed on or prior to the Series A Closing (as defined below) by the Company with the Secretary of State of Delaware (the "Series A Designation"). The Series B Preferred shall have respective rights, preferences and privileges identical to the Series A Terms, mutatis mutandis, and shall rank pari passu with the Series A Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that (i) the Conversion Price (as defined below) for conversion of the Series B Shares shall be determined as of the Original Issue Date (as defined below) for such Series B Shares and (ii) in the "Applicable Percentage" definition the date "March 31, 1998" shall be replaced with the date which is the last day of the month in which the Series B Closing Date occurs.

         The Series B Preferred shall be authorized pursuant to a Certificate of Designation prepared by the Company, subject to the approval of the Purchasers, and filed at or prior to the Series B Closing Date (as defined below), by the Company with the Secretary of State of Delaware (such certificate of designation and the Series A Designation are referred to as the "Certificates of Designation").

         For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in Exhibit A; and "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

         1.2 Purchase Price. The purchase price per Share shall be $10,000.

         1.3     The Closings.

                 (a) The Series A Closing. (i) The closing of the purchase and sale of the Series A Shares (the "Series A Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in Section
4.1 have been satisfied or waived by the appropriate party. The date of the Series A Closing is hereinafter referred to as the "Series A Closing Date." At the Series A Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, an aggregate of 300 Series A Shares for an aggregate purchase price of $3,000,000 (the "Series A Purchase Price").

                          (ii)    At the Series A Closing, (a) the Company
shall deliver to each Purchaser (1) one or more stock certificates representing the Series A Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, each registered in the name of such Purchaser, (2) Warrants in the form of Exhibit B (the "Series A Warrants") to purchase an aggregate of 150,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), at an exercise price equal to 122% of the closing price of the Common Stock on the Trading Day immediately prior to the Series A Closing Date, exercisable for three years from the Original Issue Date, each registered in the names of such Purchaser and in the amounts set forth in Schedule 1, (3) the legal opinion referenced in Section 4.1(b)(vi), substantially in the form attached hereto as Exhibit D, and (4) all other documents, instruments and writings required to have been delivered at or prior to the Series A Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchasers, in the form of Exhibit C (the "Registration Rights Agreement"), and (b) each Purchaser shall deliver to the Company (1) its portion of the Series A Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company





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for such purpose prior to the Series A Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Series A Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                          (iii) If Incyte Pharmaceuticals, Inc, ("Incyte")
exercises its right by March 6, 1998 to purchase shares of Series A Preferred Stock and Warrants, then the Company shall sell to Incyte and Incyte shall purchase from the Company (the "Incyte Series A Sale") 33 shares of Series A Preferred Stock and warrants to purchase 16,666 shares of Common Stock for an aggregate amount of $330,000 and upon such sale Incyte shall execute a signature page to each of this Agreement and the Registration Rights Agreement and shall thereby become a Purchaser under this Agreement and a Holder under the Registration Rights Agreement, subject to all of the terms, conditions, rights and obligations of a Purchaser hereunder and a Holder thereunder. Upon consummation of the Incyte Series A Sale the term "Purchaser" under this Agreement shall include Incyte and the term "Series A Warrants" shall include the warrants sold to Incyte in the Incyte Series A Sale. The Company shall notify the Purchasers in writing within two Trading Days following the Incyte Series A Sale and shall distribute Incyte signature pages together with such notice.

                 (b) The Series B Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Purchasers shall have the right to deliver to the Company and the Company shall have the right to deliver to the Purchasers a written notice (a "Series B Subsequent Financing Notice") requiring either the Company to sell or the Purchasers to buy, as the case may be, 300 Series B Shares, for an aggregate purchase price of $3,000,000, if Incyte has not become a Purchaser (or 333 Series B Shares, for an aggregate purchase price of $3,330,000, if Incyte has become a Purchaser) (the "Series B Purchase Price") at a per share purchase price of $10,000. The Purchasers may deliver to the Company or the Company may deliver to the Purchasers a Series B Subsequent Financing Notice no earlier than 90 days after the effective date of the Underlying Shares Registration Statement (as defined in the Registration Rights Agreement) relating to the securities issued at the Series A Closing Date and no later than 150 days after such effective date. At the Series B Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Series B Shares as equals such Purchaser's pro-rata portion of the purchase price for the Series A Shares issued and sold at the Series A Closing. The closing of the purchase and sale of the Series B Shares (the "Series B Closing") shall take place at the offices of Robinson Silverman on such date indicated in the Series B Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 30th Trading Day after receipt by either party of the Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series B Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "Series B Closing Date."

                          (ii)  At the Series B Closing, (a) the Company shall
deliver to each Purchaser (1) a pro rata portion of the Series B Shares (determined by reference to the amount of Series A Shares issued and sold at the Series A Closing and, if Incyte has become a Purchaser under this Agreement, the Incyte Series A Closing, provided that Brown Simpson LP and Brown





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Simpson Limited shall collectively, in their sole discretion, have the option to purchase up to $1,000,000 of the Series B Shares) to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the appropriate Purchaser, (2) Warrants in the form of Exhibit B (the "Series B Warrants" and together with the Series A Warrants, the "Warrants") to purchase a pro rata portion of an aggregate of 100,000 shares of the Common Stock (determined by reference to the percentage of Series B Shares purchased by each Purchaser) at an exercise price equal to 122% of the closing price of the Common Stock on the Trading Day immediately prior to the Series B Closing Date, exercisable for three years from the Original Issue Date, each registered in the names of such Purchaser, (3) the legal opinion referenced in
Section 4.2(xii), substantially in the form attached hereto as Exhibit D, and
(4) all other documents, instruments and writings required to have been delivered at or prior to the Series B Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall deliver to the Company
(1) its portion of the Series B Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series B Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series B Closing by such Purchaser pursuant to this Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the
Purchasers:

                 (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Preferred Stock or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely affect the Company's ability to perform fully on a timely basis its obligations under any Transaction Document in any material respect (any of (x), (y) or (z), being a "Material Adverse Effect").





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                 (b)      Authorization; Enforcement.  The Company has the
requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and otherwise to perform its obligations hereunder and thereunder. This Agreement, the Certificates of Designation, the Warrants and the Registration Rights Agreement are collectively referred to as the "Transaction Documents". The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. With respect to the Series A Closing, each of the Transaction Documents to be executed by the Company on or prior to the Series A Closing Date has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms and, with respect to the Series B Closing, each of the Transaction Documents to be executed by the Company on or prior to the Series B Closing Date has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, in each case, except as rights to indemnification or contribution may be limited by applicable laws, equitable principles or public policy and except as enforceability thereof may be limited by applicable bankruptcy, reorganization, moratorium, liquidation or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, articles, by-laws or other charter documents. Prior to each of the Series A Closing Date and the Series B Closing Date, the respective Certificate of Designation has been or will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect.

                 (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as set forth in Schedule 2.1(c), no shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint





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venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                 (d) Issuance of Shares and Warrants. The Shares and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, or the Warrants, as the case may be, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company, as at the Series A Closing Date and the Series B Closing Date (each a "Closing Date"), as the case may be, will have and at all times while the Shares and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificates of Designation with respect to the number of Shares and Warrants issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 200 % of the maximum number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof with respect to the number of Shares issued and outstanding at such Closing Date were such conversion effected on the Original Issue Date for such Shares, (ii) the number of shares of Common Stock issuable upon exercise of the Warrants and (iii) the number of shares Common Stock which would be issuable upon payment of dividends on the Shares, assuming each Share is outstanding for two years. The shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants and which may be issued as payment of dividends on the Shares are collectively referred to herein as the "Underlying Shares." When issued in accordance with the Certificates of Designation, and upon exercise of the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                 (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of Sections 2.2(b) through (f) of this Agreement, Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.





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                 (f)      Consents and Approvals.  Except as specifically set
forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings of the Certificates of Designation with respect to the Preferred Stock with the Secretary of State of Delaware, which filings with respect to the Series A Shares shall be effected prior to the Series A Closing Date and with respect to the Series B Shares shall be effected prior to the Series B Closing Date, (ii) the filing of Underlying Shares Registration Statements with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the American Stock Exchange (the "AMEX") for the listing of the Underlying Shares with the AMEX (and with any other national securities exchange or quotation system on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable Federal and state securities laws, and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in
Schedule 2.1(f), the "Required Approvals").

                 (g) Litigation; Proceedings. Except as specifically disclosed in Schedule 2.1(g) or the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which, if determined adversely to the Company, (i) could reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the Preferred Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                 (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate), have or result in a Material Adverse Effect.

                 (i) Schedules. On the Series A Closing Date, the Schedules to this Agreement furnished by or on behalf of the Company with respect to the Series A Closing do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company shall have the right to update the Schedules to this Agreement in connection with the Series B Closing so that on the Series B Closing Date the Schedules to this Agreement do not contain any untrue statement of a material fact or omit to state any





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
material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (j) Private Offering. Neither the Company, any Person controlled by the Company, nor, to the Company's knowledge, any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                 (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.
Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the period ended September 30, 1997, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on March 30, 1997, and has not received any comments from the Commission in respect thereof.

                 (l) Seniority. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

                 (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.





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
                 (n) Certain Fees. Except for certain fees payable to Brown Simpson Asset Management, LLC pursuant to Section 3 of the letter agreement dated February 12, 1998 between the Company and Brown Simpson Asset Management, LLC (the "Engagement Letter"), and fees payable to the Company to Hambrecht & Quist LLC pursuant to that certain engagement letter dated February 12, 1998, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

                 (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Warrants or the Underlying Shares other than the Disclosure Materials and materials provided pursuant to Section 2.2(f) hereof and, in each case, any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Shares, the Warrants or the Underlying Shares by means of any form of general solicitation or advertising. None of the Disclosure Materials or any other information provided to the Purchasers by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (p) Form S-3 Eligibility. The Company is, and at each Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                 (q) Exclusivity. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchasers pursuant to this Agreement other than with the specific prior written consent of each of the Purchasers.

                 (r) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received notice (written or oral) from the AMEX (or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

                 (s)      Patents and Trademarks.  Except as set forth in
Schedule 2.1(s), the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. Except as disclosed in Schedule 2.1(s), to the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business, as currently conducted and as described in the SEC Documents.

                 (t) Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Designation and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Designation and (y) upon exercise of the Warrants is unconditional and absolute subject to the limitations set forth herein in the Certificate of Designation or pursuant to the Warrants, regardless of the effect of any such dilution.

                 (u) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(u) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

                 (v) Title. The Company owns no real property. Except as disclosed in Schedule 2.1(v), the Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, as currently conducted and as described in the SEC Documents, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                 (w) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

         2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                 (a) Organization; Authority. Each Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, in each case, except as rights to indemnification or contribution may be limited by applicable laws, equitable principles or public policy and except as enforceability thereof may be limited by applicable bankruptcy, reorganization, moratorium, liquidation or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                 (b) Investment Intent. Each Purchaser is acquiring the Shares, the Warrants and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Warrants or Underlying Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

                 (c) Purchaser Status. At the time such Purchaser was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a)(1)-(8) under the Securities Act.

                 (d) Experience of Purchaser. Each Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrants and the Underlying Shares, and has so evaluated the merits and risks of such investment.

                 (e) Ability of Purchaser to Bear Risk of Investment. Each Purchaser is able to bear the economic risk of an investment in the Shares, the Warrants and the Underlying Shares and, on each of the Series A Closing Date and the Series B Closing Date, as applicable, is able to afford a complete loss of such investment.

                 (f) Access to Information. Each Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares, the Warrants and the Underlying Shares and the merits and risks of investing in the Shares, the Warrants and the Underlying Shares; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                 (g) Reliance. Each Purchaser understands and acknowledges that (i) the Shares, the Warrants and the Underlying Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and warranties and such Purchaser hereby consents to such reliance.

                 The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                  ARTICLE III

                        OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) If any Purchaser should decide to dispose of the Shares or any portion of the Warrants (and upon conversion or exercise thereof, as the case may be, of any of the Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares, Warrants or any Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Shares or Warrants by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer of Shares or Warrants by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                 (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants and the Underlying Shares:

                 [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE [EXERCISABLE] HAVE] [THE SECURITIES REPRESENTED HEREBY HAVE NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                 [FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF FEBRUARY 27, 1998, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF ONCORMED, INC.

                 The Underlying Shares issuable upon conversion of Shares or as payment of dividends thereon or exercise of the Warrants shall not contain the legend set forth above nor any other legend if, in the written opinion of counsel to the Company experienced in the area of United States securities laws, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

         3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which expand the restrictions of transfer set forth in Section 3.1.

         3.3 Furnishing of Information. As long as any Purchaser owns Shares, Warrants or Underlying Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Purchaser owns Shares, Warrants or Underlying Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify or exempt the issuance and sale of the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification or exemption at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the Underlying Shares to any Purchaser.

         3.6 Certain Agreements. As long as any Purchaser owns Shares, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser with respect to the Shares or any rights of the Purchasers pursuant to the Transaction Documents; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Designation; (iii) except in connection with open market purchases of Common Stock pursuant to a Company direct stock purchase plan, repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; or (iv) enter into any agreement with respect to any of the foregoing.

         3.7 Listing and Reservation of Underlying Shares. (a) The Company shall (i) not later than the fifth Trading Day following the applicable Closing Date prepare and file with the AMEX (as well as any other national securities exchange or quotation system on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the AMEX (or any other national securities exchange or quotation system on which the Common Stock is then listed) covering and listing a number of shares of Common Stock which is at least equal to 200% of the maximum number of Underlying Shares then issuable assuming the payment of all future dividends on the Shares then outstanding were made in shares of Common Stock, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing in the AMEX (as well as on any other national securities exchange or quotation system on which the Common Stock is then listed), and (iii) provide to the Purchasers evidence of such listing, and the Company shall use its commercially reasonable efforts to maintain the listing of its Common Stock on the AMEX (or any other national securities exchange or quotation system on which the Common Stock is then listed).

                 (b) The Company shall reserve for issuance upon conversion of the Shares and for payment of dividends thereupon in shares of Common Stock pursuant to the terms of the Certificates of Designation and upon exercise of the Warrants in accordance with their terms the number of shares to be listed on the AMEX (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.7(a). Shares of Common Stock reserved for issuance upon the conversion of the Shares as set forth in Section 3.7(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at each Closing, as applicable.

         3.8 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or any other Transaction Document would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the 5th day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue at the rate of 15% per annum.

         3.9 Notice of Breaches. (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Series B Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 3.9 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

                 (b) Notwithstanding the generality of Section 3.9(a), the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

                 (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser.

         3.10 Conversion and Exercise Obligations of the Company. The Company covenants to convert the Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation and to deliver Underlying Shares upon exercise of Warrants in accordance with the terms and conditions and time periods set forth in the Warrants.

         3.11 Subsequent Registrations. Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days after the date that the respective Underlying Shares Registration Statement relating to the securities issued at the Series A Closing Date and the Series B Closing Date is declared effective by the Commission, without the prior written consent of the Purchasers, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company. Any Trading Days that any Purchaser is unable to sell Underlying Shares under an Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

         3.12 Press Release. The Company shall issue a press release within two Trading Days of each of the Series A Closing Date and the Series B Closing Date relating to the issue and sale of the Shares and Warrants to the Purchasers which press releases shall be approved by each party to this Agreement.

         3.13 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Shares for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.14 Reimbursement. In the event that any Purchaser, other than by reason of its bad faith, gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, with respect to each Purchaser, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the reasonable charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of each Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of each Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Purchaser and any such affiliate and any such person. The Company also agrees that no Purchaser or any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the bad faith, gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement.

         3.15    Conversion Limitation.    In no event shall a Purchaser be
permitted to convert any shares of Preferred Stock in excess of the number of such shares upon the conversion of which, (x) the number of shares of Common Stock beneficially owned by such Purchaser (other than shares of Common Stock issuable upon conversion of shares of Preferred Stock) plus (y) the number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock, would be equal to or exceed (z) 4.999% of the number of shares of Common Stock then issued and outstanding, including shares issuable on conversion of the Preferred Stock held by such Purchaser after application of this Section
3.15. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this Section 3.15 applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Purchaser) and of which shares of Preferred Stock are convertible shall be in the sole discretion of such Purchaser, and the submission of shares of Preferred Stock for conversion shall be deemed to be such Purchaser's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by a Purchaser) and of which shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. This paragraph may be amended in order to clarify an ambiguity or otherwise to give effect to such limitation, by the board of directors of the Company and the holders of
two-thirds (2/3) of the shares of Preferred Stock then outstanding.   Nothing
contained herein shall be deemed to restrict the right of a Purchaser to convert such shares of Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this Section 3.15 may be waived by a Purchaser as to itself (and solely as to itself) upon not less than 65 days prior notice to the Company, and the provisions of this
Section 3.15 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

         3.16    Incyte Conversion Limitation.     In no event shall Incyte be
permitted to convert any shares of Preferred Stock in excess of the number of shares upon the conversion of which (x) the number of shares of Common Stock owned by Incyte (other than shares of

Common Stock issuable upon conversion of shares of Preferred Stock) plus (y) the number of shares of Common Stock issuable upon the conversion of such shares of Preferred Stock, would be equal to or exceed (z) 9.99% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of the Preferred Stock held by Incyte after application of this Section 3.16 (such number of shares of Preferred Stock in excess of clause (z) to be referred to herein as the "Incyte Excess Shares"). To the extent that the limitation contained in this Section 3.16 applies, the Company shall use commercially reasonable efforts to either (i) facilitate the transfer of the Incyte Excess Shares to a third party at a price per share on an as-converted basis equal to the Per Share Market Value for the Trading Day immediately preceding the Conversion Date, or (ii) redeem, from funds legally available therefor at the time of such redemption, the Incyte Excess Shares at a price per share equal to the product of (i) the Per Share Market Value for the Trading Day immediately preceding the Conversion Date and (ii) the Conversion Ratio calculated on the Conversion Date.


                                   ARTICLE IV

                                   CONDITIONS

         4.1     (a)        Conditions Precedent to the Obligation of the
Company to Sell the Series A Shares. The obligation of the Company to sell the Series A Shares and the Series A Warrants hereunder is subject to the satisfaction by the Purchasers or waiver by the Company, at or before the Series A Closing, of each of the following conditions:

                          (i)     Accuracy of the Purchasers' Representations
and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series A Closing Date, as though made on and as of such date;

                          (ii)    Performance by the Purchasers.  Each
Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series A Closing, including, without limitation, payment of the Series A Purchase Price; and

                          (iii)   No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants.

                 (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Series A Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series A Shares is subject to the satisfaction by the Company or waiver by such Purchaser, at or before the Series A Closing, of each of the following conditions:

                          (i)     Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series A Closing Date, as though made on and as of such date;

                          (ii)    Performance by the Company.  The Company
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Series A Closing;

                          (iii)   No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants;

                          (iv)    Adverse Changes.  Since the date of the
financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                          (v)     No Suspensions of Trading in Common Stock.
The trading in the Common Stock shall not have been suspended by the Commission or on the AMEX (or such other exchange or quotation system on which the Common Stock is then traded) which suspension shall remain in effect;

                          (vi)    Legal Opinion.  The Company shall have
delivered to the Purchasers the opinion of Brobeck, Phleger & Harrison LLP, the Company's counsel, in substantially the form attached hereto as Exhibit D, respectively;

                          (vii)   Required Approvals.  All Required Approvals
required to have been made on or prior to the Series A Closing Date shall have been obtained;

                          (viii)  Shares of Common Stock.  On or prior to the
Series A Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of Series A Shares and payment of dividends thereon and exercise of the Series A Warrants;

                          (ix)    Delivery of Stock Certificates.  The Company
shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Series A Shares, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

                          (x)     Registration Rights Agreement.  The Company
shall have executed and delivered the Registration Rights Agreement;

                          (xi)    Certificates of Designation.  The Series A
Designation shall have been duly filed with the Secretary of State of Delaware and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of Delaware;

                          (xii)   Change of Control.  No Change of Control (as
hereafter defined) shall have occurred between the date hereof and the Series A Closing Date; and

                          (xiii)  Transfer Agent Instructions.  The Irrevocable
Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                 4.2      (a)       Conditions Precedent to the Obligation of
the Company to Sell the Series B Shares. The obligation of the Company to sell the Series B Shares and the Series B Warrants hereunder is subject to the satisfaction by the Purchasers or waiver by the Company, at or before the Series B Closing, of each of the following conditions:

                          (i)     Accuracy of the Purchasers' Representations
and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date, as though made on and as of such date;

                          (ii)    Performance by the Purchasers.  Each
Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series B Closing, including, without limitation, payment of the Series B Purchase Price; and

                          (iii)   No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants.

                 (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Series B Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series B Shares is subject to the satisfaction by the Company or waiver by each Purchaser, at or before the Series B Closing of each of the following conditions:

                          (i)     Series A Closing.  The Series A Closing shall
have occurred;

                          (ii)    Accuracy of the Company's Representations and
Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date as though made on and as of such date;

                          (iii)   Performance by the Company.  The Company
shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Series B Closing Date;

                          (iv)    Underlying Shares Registration Statement.
The Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series A Shares and as payment of dividends thereon and exercise of the Series A Warrants shall have been declared effective under the Securities Act by the Commission. On such Closing Date, the Underlying Shares Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to
Section 3(p) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the ninety (90) days prior to such Closing Date and no stop order shall be pending or threatened as at such Closing Date;

                          (v)     No Injunction.  No statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of the Warrants;

                          (vi)    Adverse Changes.  Since the date of the
financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                          (vii)   Litigation.  No litigation shall have been
instituted or threatened against the Company, which, if determined adversely to the Company, could have a Material Adverse Effect;

                          (viii)  Management.  In the reasonable judgment of
each Purchaser, there have been no substantial changes in the senior management of the Company;

                          (ix)    No Suspensions of Trading in Common Stock.
The trading in the Common Stock shall not have been suspended by the Commission or on the AMEX (or any other national securities exchange or quotation system on which the Common Stock is then listed) (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company or as a result of exchange imposed "circuit brakers");

                          (x)     Listing of Common Stock.  The Common Stock
shall have been at all times since the Series A Closing Date listed for trading on the AMEX (or any other national securities exchange or quotation system on which the Common Stock is then listed);

                          (xi)    Change of Control.  No Change of Control in
the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the sale of all or substantially all of the assets of the Company in one or a series of related transactions, (iv) the merger or consolidation of the Company with or into another entity unless the holders of the Common Stock immediately prior to such transactions continue to hold at least 50% of such securities immediately following such transaction or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

                          (xii)   Legal Opinion.  The Company shall have
delivered to the Purchasers the opinions of the Company's counsel, in substantially the form attached hereto as Exhibit D dated the Series B Closing Date;

                          (xiii)  Required Approvals.  All Required Approvals
required to have been made on or prior to the Series B Closing Date shall have been obtained;

                          (xiv)   Shares of Common Stock.  On the Series B
Closing Date, the Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series B Shares and payment of dividends thereon;

                          (xv)    Delivery of Stock Certificates.  The Company
shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Series B Shares, registered in the name of such Purchaser, each in form satisfactory to such Purchaser;

                          (xvi)   Certificates of Designation.  The Series B
Designation shall have been duly filed with the Secretary of State of Delaware and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of Delaware;

                          (xvii)  Performance of Conversion/Exercise
Obligations. The Company shall have (a) delivered Underlying Shares upon conversion of Series A Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Certificate of Designation and (b) delivered Underlying Shares upon exercise of the Series A Warrants and otherwise performed its obligations in accordance with the terms of the Series A Warrants;

                          (xviii)  Closing Thresholds.  For the thirty Trading
Days immediately prior to the Series B Closing Date (the "Look-Back Period")
(i) the average Per Share Market Value shall have been equal or greater than $8.00, and (ii) the average trading volume for the Common Stock shall have been equal or greater than 25,000 shares, provided, however, that, with respect to clause (ii) above, any Trading Day during the Look-Back Period in which the trading volume in the Common Stock exceeds 75,000 shares shall be excluded from the Look-Back Period and the Look-Back Period shall be extended backward by one additional Trading Day for each Trading Day so excluded;

                          (xix)  Research Coverage.  Hambrecht & Quist LLP or
any comparable investment banking firm reasonably satisfactory to the Purchasers shall be providing research coverage on the Company;

                          (xx)    Transfer Agent Instructions.  The Irrevocable
Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

                          (xxi)   Updated Schedules.  If the Company has made
any changes to the Schedules to this Agreement as permitted under Section 2.1(i), such changes shall be satisfactory to the Purchasers.

                          (xxii)  Officer's Certificate.  On the Series B
Closing Date the Company shall deliver to the Purchasers an Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Series B Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Series B Closing Date.

                                   ARTICLE V

                                 MISCELLANEOUS

                 5.1 Fees and Expenses. The Company shall pay $20,000 to Robinson Silverman Pearce Aronsohn and Berman LLP, counsel to the Purchasers (which shall be credited against the amounts paid by the Company pursuant to Section 3 of the Engagement Letter) in connection with the preparation of the Transaction Documents and for such counsel's representation of the Purchasers in connection with the transactions contemplated by the Transaction Documents, and otherwise each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

                 5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, each Certificate of Designation (each when filed) and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except that the provisions of Section 3 and Section 5 of the Engagement Letter shall survive.

                 5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered on a Trading Day after during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth below each parties name on Schedule 1, and if to the Company with copies to Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY 10019, Attn: Alexander D. Lynch, Esq., fax:
(212) 586-7878, and if to any Purchaser with copies to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104,
Attn: Kenneth L. Henderson, Esq., fax: (212) 541-4630, or such other address as may be designated in writing hereafter, in the same manner, by such person.

                 5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                 5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                 5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement (other than to an Affiliate of such Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in
Section 2.2 and such assignment is to an Affiliate of such Purchaser. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

                 5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                 5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                 5.9      Survival.  The agreements and covenants contained in
Article III and this Article V shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article II shall survive each Closing hereunder and any conversion of the Shares and exercise of the Warrants.

                 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                 5.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                 5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                 5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties hereto will be entitled to specific performance of the obligations of the other parties under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                 5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                 5.15 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not
received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

ONCORMED, INC.                            SOUTHBROOK INTERNATIONAL INVESTMENTS,
                                          LTD.

By: /s/ LEE ROBERT JOHNSTON, JR           By: /s/ KENNETH E. HUNDERSON
   -----------------------------             ----------------------------------
   Name: LEE ROBERT JOHNSTON, JR             Name: KENNETH E. HUNDERSON
   Title: VP & CFO                           Title: ATTORNEY-IN-FACT

                                          WESTOVER INVESTMENTS L.P.


                                          By:  /s/ WILLIAM E. ROSE
                                             ----------------------------------
                                             Name: WILLIAM E. ROSE
                                             Title: AUTHORIZED SIGNATORY

                                          MONTROSE INVESTMENTS, LTD.


                                          By:  /s/ WILLIAM E. ROSE
                                             ----------------------------------
                                             Name: WILLIAM E. ROSE
                                             Title: AUTHORIZED SIGNATORY


                                          BROWN SIMPSON STRATEGIC GROWTH FUND,
                                          L.P.

                                          By:/s/ MITCHELL D. KAYE
                                             ----------------------------------
                                             Name: MITCHELL D. KAYE
                                             Title: PRINCIPAL

                                          BROWN SIMPSON STRATEGIC GROWTH FUND,
                                          LTD.

                                          By:/s/ MITCHELL D. KAYE
                                             ----------------------------------
                                             Name: MITCHELL D. KAYE
                                             Title: PRINCIPAL

                                          INCYTE PHARMACEUTICALS, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                                                      SCHEDULE 1

Company:
-------

ONCORMED, INC.
205 Perry Parkway
Gaithersburg, Maryland 20877
Attn: Dr. Timothy Triche
Fax: (301) 527-1539

Purchasers:
----------

SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.
c/o Trippoak Advisors, Inc.
630 Fifth Avenue, Suite 2000
New York, NY 10111
Attn: Robert L. Miller
Fax: (212) 332-3256
Portion of Series A Purchase Price                 -        $1,250,000
Series A Shares                                    -        125
Number of Shares
underlying Warrant                                 -        62,500

WESTOVER INVESTMENTS L.P.
777 Main Street, Suite 2750
Fort Worth, Texas 76102
Attn: Will Rose
Fax: (817) 870-6190
Portion of Series A Purchase Price                 -        $440,000
Series A Shares                                    -        44
Number of Shares
underlying Warrant                                 -        21,875

MONTROSE INVESTMENTS, LTD.
777 Main Street, Suite 2750
Fort Worth, Texas 76102
Attn: Will Rose
Fax: (817) 870-6190
Portion of Series A Purchase Price                 -        $810,000
Series A Shares                                    -        81
Number of Shares
underlying Warrant                                 -        40,625

BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.
152 West 57th street, 40th Floor
New York, New York 10019
Attn: Mitchell Kaye
Fax: (212) 247-1329
Portion of Series A Purchase Price                 -        $120,000
Series A Shares                                    -        12
Number of Shares
underlying Warrant                                 -        6,000


BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.
152 West 57th Street, 40th Floor
New York, New York 10019
Attn: Mitchell Kaye
Fax: (212) 247-1329
Portion of Series A Purchase Price                 -        $380,000
Series A Shares                                    -        38
Number of Shares
underlying Warrant                                 -        19,000


INCYTE PHARMACEUTICALS, INC.
3174 Porter Drive
Palo Alto, CA  94304
Attn:  Chief Executive Officer
Fax: (415) 845-4500
Portion of Series A Purchase Price                 -        $330,000
Series A Shares                                    -        33
Number of Shares
underlying Warrant                                 -        16,666